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                                                                    Exhibit 10.2


                                   LEXENT INC.

                        Incentive Stock Option Agreement


                                                                          , 2000

Employee/Optionee:

Number of shares of
Common Stock subject
to this Agreement:                  SHARES


            Pursuant to the Lexent Inc. and its Subsidiaries Amended and Restated Stock Option and Restricted Stock Purchase Plan (the "Plan"), the Board of Directors of Lexent Inc. (the "Company") has granted to you on this date an option (the "Option") to purchase in the aggregate, on the terms and subject to
the conditions set forth herein,          shares of the Company's Common Stock,
$.001 par value ("Common Stock"). Such shares (as the same may be adjusted as described in Section 11 below) are herein referred to as the "Option Shares". The Option shall constitute and be treated at all times by you and the Company as an "incentive stock option" as defined under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"). The terms and conditions of the Option are set out below.

            1. Date of Grant. The Option is granted to you on           , 2000
(the "Grant Date").

            2. Termination of Option. Your right to exercise the Option (and to purchase the Option Shares) shall expire and terminate in all events on the earlier of (i) ten years from the Grant Date or (ii) the date provided in
Section 8 below in the event you cease to be employed by the Company or any "Subsidiary" or "Parent" thereof ("Subsidiary" and "Parent" are defined herein as defined in the Plan).

            3. Option Price. The purchase price to be paid upon the exercise of
the Option is $           per share, the fair market value of a share of
Common Stock (as determined by the Board of Directors of the Company) on the Grant Date (subject to adjustment as provided in Section 11 hereof).
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            4. Vesting Provisions. The Option shall be exercisable as follows:
25% shall be exercisable 12 months after the Grant Date, and the balance shall be exercisable on an equal monthly basis at the end of each month thereafter for the following 36 months (in each case rounded to the nearest whole share).

            5. Additional Provisions Relating to Exercise. (a) Once you become entitled to exercise the Option (and purchase Option Shares) as provided in
Section 4 hereof, such right will continue until the date on which such Option expires and terminates pursuant to Section 2 hereof, unless otherwise stipulated herein. Notwithstanding anything contained herein to the contrary, no new rights to exercise the Option with respect to any Option Shares shall be acquired under
Section 4 hereof after the date on which you cease to be employed on a full-time basis by the Company or any Subsidiary or Parent thereof.

            (b) The Board of Directors of the Company, in its sole discretion, may at any time accelerate the time set forth in Section 4 at which the Option may be exercised by you with respect to any Option Shares.

            6. Exercise of Option. To exercise the Option, you must deliver a completed copy of the attached Option Exercise Form to the address indicated on the Form, specifying the number of Option Shares being purchased as a result of such exercise, together with payment of the full option price for the Option Shares being purchased. Payment of the option price must be made in cash or by check or such other consideration acceptable to the Board of Directors of the Company in its sole discretion.

            7. Transferability of Option. You may not transfer the Option (other than by will or the laws of descent and distribution). The Option may be exercised during your lifetime only by you.

            8. Termination of Employment. (a) In the event that (i) your employment by the Company or any Subsidiary or Parent thereof is terminated by such entity for cause or (ii) you terminate your employment by such entity for any reason whatsoever other than as a result of your death or "disability" (within the meaning of Section 22(e)(3) of the Code), then the Option may only be exercised within 15 days after the date on which you ceased to be so employed, and only to the extent that you could have otherwise exercised the Option as of the date on which you ceased to be so employed.

             (b) In the event that you cease to be employed on a full-time basis by the Company or any Subsidiary or Parent thereof for any reason other than (x) a termination specified in Section 8(a) above or (y) by reason of your death or "disability" (within the meaning of Section 22(e)(3) of the Code), then the Option may only be exercised within 30 days after the date on which you ceased to be so employed, and only to the extent that you could have otherwise exercised the Option as of the date on which you ceased to be so employed.


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            (c) In the event that you cease to be employed on a full-time basis by the Company or any Subsidiary or Parent thereof by reason of a "disability" (within the meaning of Section 22(e)(3) of the Code), then the Option may only be exercised within 180 days after the date you cease to be so employed, and only to the same extent that you were entitled to exercise the Option on the date you ceased to be so employed by reason of such disability and had not previously done so.

            (d) In the event that you die while employed by the Company or any Subsidiary or Parent thereof (or within a period of 15 days after ceasing to be employed by the Company or any Subsidiary or Parent thereof for any reason described in Section 8(a) or 8(b) above, or within a period of 180 days after ceasing to be so employed for any reason described in Section 8(c) above), then the Option may only be exercised within 180 days after your death. In such event, the Option may be exercised during such 180 day period by the executor or administrator of your estate or by any person who shall have acquired the Option through bequest or inheritance, but only to the same extent that you were entitled to exercise the Option immediately prior to the time of your death and you had not previously done so.

            (e) Notwithstanding any provision contained in this Section 8 to the contrary, in no event may the Option be exercised to any extent by anyone after the tenth anniversary of the Grant Date.

            9. Representations. (a) You represent and warrant to the Company that, upon exercise of the Option, you will be acquiring the Option Shares attributable to such Option for your own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and you understand that (i) neither the Option nor any Option Shares have been registered with the Securities and Exchange Commission by reason of their issuance in a transaction exempt from the registration requirements and (ii) any Option Shares must be held indefinitely by you unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. The stock certificates for any Option Shares issued to you will bear the following legend:

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

            (b) You further represent and warrant that you understand the Federal, state and local income tax consequences of the granting of the Option to you, the acquisition of rights to exercise the Option with respect to any Option Shares, the exercise of the Option and purchase of Option Shares, and the subsequent sale or other disposition of any Option Shares. In addition, you understand that any "disqualifying disposition" of any Option Shares may result in the Company being required to withhold Federal, state or local taxes (including social security and


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medicare taxes) in respect of any compensation income realized by you as a result of the exercise of the Option, which compensation income shall generally equal the excess of the fair market value of any Option Shares received upon exercise of the Option at the time of exercise over the exercise price of the Option. To the extent that the Company is required to withhold any such taxes as a result of the exercise of the Option and the "disqualifying disposition" of any Option Shares, you hereby agree that the Company may deduct from any payments of any kind otherwise due to you an amount equal to the total Federal, state and local taxes required to be so withheld, or if such payments are inadequate to satisfy such Federal, state and local taxes, or if no such payments are due or to become due to you, then you agree to provide the Company with cash funds or make other arrangements satisfactory to the Company regarding such payment. It is understood that all matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Board of Directors in its sole discretion.

            10. Notice of Sale. You agree to give the Company prompt notice of any sale or other disposition of any Option Shares that occurs (i) within two years from the Grant Date or (ii) within one year after the transfer of such Option Shares to you upon the exercise of the Option.

            11. Adjustments; Reorganization, Reclassification, Consolidation, Merger or Sale. (a) In the event that, after the date hereof, the outstanding shares of Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation in each such case through reorganization, merger or consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Common Stock, the Board of Directors of the Company shall, in good faith, appropriately adjust the number of shares of Common Stock (and the option price per share) subject to the unexercised portion of the Option (to the nearest possible full share), and such adjustment shall be effective and binding for all purposes of this Agreement and the Plan, subject to the limitations of Section 424 of the Code.

            (b) If any capital reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all its assets to another corporation, shall be effected after the date hereof in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then you shall thereafter have the right to receive upon the basis and upon the terms and conditions specified in the Option and in lieu of the shares of Common Stock of the Company immediately theretofore receivable upon the exercise of the Option, such shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place.

            (c) Notwithstanding Section 4 hereof, following a "Change of Control" (as defined below), you shall become entitled to immediately exercise the Option with respect to


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50% of the previously unexercisable Option Shares, and the balance shall become exercisable according to the original schedule set forth in Section 4 above, in each case until the Option expires and terminates pursuant to Section 2 hereof. For purposes of the foregoing, "Change of Control" shall mean any capital reorganization, consolidation, merger or sale of assets as a result of which or in connection with which a person, corporation or other entity other than Kevin and Hugh O'Kane acquires (x) ownership of more than 50% of the equity securities of the Company or (y) all or substantially all of the assets and properties of the Company as an entirety.

            12. Continuation of Employment. Neither the Plan nor the Option shall confer upon you any right to continue in the employ of the Company or any Subsidiary or Parent thereof, or limit in any respect the right of the Company or any Subsidiary or Parent thereof to terminate your employment or other relationship with the Company or any Subsidiary or Parent thereof, as the case may be, at any time.

            13. Plan Documents. This Agreement is qualified in its entirety by reference to the provisions of the Plan applicable to "incentive stock options" as defined in Section 422(b) of the Code, which are hereby incorporated herein by reference.

            14. General Provisions. (a) This Option Agreement shall be governed by and construed in accordance with the laws of the State of New York. If any one or more provisions of this Agreement shall be found to be illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

            (b) This Agreement and the Plan contain the entire agreement between the Company and you relating to the Option. Except as expressly provided in this Agreement or the Plan with respect to certain actions permitted to be taken by the Board of Directors of the Company or the Committee (as defined in the Plan) with respect to this Agreement and the terms of the Option, this Agreement may not be amended, modified, changed or waived other than by written instrument signed by the parties hereto.

            (c) This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.


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            Please acknowledge receipt of this Agreement by signing the enclosed copy of this Agreement in the space provided below and returning it promptly to the Secretary of the Company.



                                       LEXENT INC.


                                       By __________________________________
                                          Name:
                                          Title:



Accepted and Agreed to
As of                  , 2000:



__________________________________



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                                   LEXENT INC.
                 STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN


                              OPTION EXERCISE FORM




            I,___________________ , a Participant under the Lexent Inc. and its Subsidiaries Amended and Restated Stock Option and Restricted Stock Purchase Plan (the "Plan"), do hereby exercise the right to purchase __________ shares of Common Stock, $.001 par value, of Lexent Inc. pursuant to the incentive stock option granted to me on _________, ____ under the Plan. Enclosed herewith is $__________ , an amount equal to the total exercise price for the shares of Common Stock being purchased pursuant to this Option Exercise Form.




Date:_____________________                           __________________________
                                                                 Signature


             Send a completed copy of this Option Exercise Form to:

                        Lexent Inc.
                        3 New York Plaza
                        New York, New York 10004
                        Attention: Kevin O'Kane
                                   Corporate Secretary